Exhibit 10.11

TRANSOMA MEDICAL, INC.
DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made this          day of                 ,            by and between Transoma Medical, Inc., a Minnesota corporation (the “Company”), and                   , an individual resident of                  (“Director”), who is a non-employee member of the Board of Directors of the Company.

WHEREAS, the Company, pursuant to its 2000 Stock Incentive Plan (the “Plan”), wishes to grant this stock option to Director.

NOW, THEREFORE, in accordance with the terms and conditions of the Plan and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.                                    Grant of Option. The Company hereby grants to Director, on the date set forth above, the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of                            shares of common stock of the Company at the price of $           per share on the terms and conditions set forth herein. It is understood and agreed that the option price is the per share fair market value of such shares on the date of this Agreement. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                                    Duration and Exercisability.

(a)                               This Option shall in all events terminate ten years after the date of grant.

(b)                              Except as otherwise provided in Section 3 of this Agreement and subject to the other terms and conditions set forth herein, this Option may be exercised by Director in accordance with the following schedule:

On or after each of the following dates	Cumulative percentage of shares as to which the Option is exercisable

(c)                               During the lifetime of Director, the Option shall be exercisable only by Director and shall not be assignable or transferable by Director, other than by will or the laws of descent and distribution.

3.                                    Effect of Termination of Service as Director.

(a)                               In the event that Director ceases to serve as a member of the Board of Directors of the Company for any reason other than “Cause” (as defined in Section 3(b) hereof) or Director’s death or disability (as such term is defined in Section 3(c) hereof), Director shall have the right to exercise the Option at any time within one (1) year after termination of Director’s service as a member of the Board of Directors of the Company to the extent of the full number of shares Director was entitled to purchase under the Option on the date of termination of Director’s service, as provided in Section 2(b), subject to the condition that no Option shall be exercisable after the expiration of the term of the Option.

(b)                              If Director’s service as a member of the Board of Directors of the Company is terminated for “Cause,” the Option shall be terminated as of the date of the act giving rise to such termination. For purposes of this Agreement, “Cause” shall mean any of the following: (i) Director’s failure, refusal or neglect to perform his or her duties and responsibilities as a member of the Board of Directors after there has been delivered to Director notice from the Board of Directors and a thirty (30) day opportunity to cure which Director has not done; (ii) any act of personal dishonesty taken by Director in connection with Director’s responsibilities to the Company; (iii) Director’s conviction of any crime involving fraud or moral turpitude or any felony; or (iv) any other action by Director that is inconsistent with the terms of this Agreement and harmful to the business interests of the Company and which director has not cured after receipt of notice and a reasonable period to cure, not to exceed thirty (30) days.

(c)                               If Director shall die during the term of Director’s service as a member of the Board of Directors of the Company, or within three (3) months after termination of Director’s engagement with the Company for any reason other than Cause, or if Director’s service as a director is terminated because Director has become disabled (within the meaning of Code Section 22(e)(3)) while serving as a director, and Director shall not have fully exercised the Option, such Option may be exercised, at any time within twelve (12) months after Director’s death or date of termination of service as a director for disability, by Director, Director’s personal representatives or administrators or guardians of Director, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Director was entitled to purchase under the Option on the date of death, termination of service as a director, if earlier, or date of termination of service as a director by reason of disability and subject to the condition that no Option shall be exercisable after the expiration of the term of the Option.

(d)                              Notwithstanding the foregoing, in no case may the Option be exercised to any extent by anyone after the expiration of the term of the Option.

4.                                    Manner of Exercise.

(a)                               The Option can be exercised only by Director or other proper party by delivering within the Option period written notice of intent to exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice.

(b)                              Director may pay the Option price in cash, by check (bank check, certified check or personal check), by money order or, in the sole discretion of and with the approval of the Company, (i) by delivering to the Company for cancellation shares of common stock of the Company which have been held by the Director for at least six months and one day as of the date of delivery to the Company with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares or (ii) by delivering to the Company the full Option price in a combination of cash and Director’s full recourse liability promissory note, secured by the common stock issued pursuant to the exercise of the Option, with a principal amount not to exceed eighty percent (80%) of the Option price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times shall be not less than the incremental borrowing rate of the Director on a note of similar .characteristics, and in no case less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto.

5.                                    Forfeiture of Option and Option Gain Resulting from Certain Activities.

(a)                               If, at any time within the longer of two (2) years after the date that Director has exercised this Option or two (2) years after the date of the termination of Director’s service as a director of the Company for any reason whatsoever while this Agreement is in effect, Director engages in any Forfeiture Activity (as defined below) then (i) this Option shall immediately terminate effective as of the date any such activity first occurred, and (ii) any gain received by Director pursuant to the exercise of the Option granted hereunder must be paid to the Company within 30 days of demand by the Company. For purposes hereof, the gain on any exercise of this Option shall be determined by multiplying the number of shares purchased pursuant to this Option times the excess of the fair market value of a share of common stock on the date of exercise (without regard to any subsequent increase or decrease in the fair market value) over the Exercise Price. The fair market value of the Company’s common stock as of any date shall be determined by the Company in accordance with the provisions of the Plan.

(b)                              As used herein, Director shall be deemed to have engaged in a Forfeiture Activity if Director:

(i)                                   directly or indirectly engages in any business activity on his or her own behalf or as a partner, shareholder, employee, trustee, principal, agent, consultant, director or otherwise of any person or entity which is in any respect in competition with or competitive with the Company, or solicits, entices or induces any employee, consultant or representative of the Company to engage in any such activity;

(ii)                                directly or indirectly solicits, entices or induces (or assists any other person or entity in soliciting, enticing or inducing) any customer or potential customer (or agent, employee or consultant of any customer or potential customer) with whom Director had contact in the course of his or her service as a director of the Company to deal with a competitor of the Company; or

(iii)                             fails to hold in a fiduciary capacity for the benefit of the Company all confidential information, knowledge and data, including customer lists and information, business plans and business strategy (“Confidential Data”) relating in any way to the business of the Company for so long as such Confidential Data remains confidential.

(c)                               If any court of competent jurisdiction shall determine that the foregoing forfeiture provision is invalid in any respect, the court so holding may limit such covenant either or both in time, in area or in any other manner which the court determines such that the covenant shall be enforceable against Director. Director shall acknowledge that the remedy of law for any breach of the foregoing covenant not to compete will be inadequate, and that the Company shall be entitled, in addition to any remedy of law, to preliminary and permanent injunctive relief.

6.                                    Company’s Option to Repurchase Shares.

(a)                               Subject to the provisions of Section 6(h) hereof, upon and after the occurrence of anyone or more of the Option Events, as hereinafter defined, the Company shall have the irrevocable right and option (the “Call Option”) to purchase from Director or Director’s heirs, successors, personal representatives or assigns, and Director on behalf of his or her heirs, successors, personal representatives or assigns, agrees to sell to the Company upon the exercise of the Call Option all or any part of the shares acquired by Director pursuant to this Option. (The Company’s Call Option, and any reference to shares acquired by Director pursuant to this Option, shall be deemed to include all other shares of any class or series of the Company’s capital stock acquired by Director on account of or with respect to shares acquired pursuant to this Option, whether the acquisition of such shares is by stock dividend, stock split, recapitalization or any other similar means.) The Company may exercise the Call Option in whole or in part and from time to time in its sole discretion; provided, however, the Company may exercise the Call Option no earlier than six months and one day after the exercise of the Option pursuant to which the shares subject to the Call Option were issued. No delay in the exercise of the Call Option by the Company will diminish or terminate the Company’s rights pursuant to the Call Option. The Option Events, as they relate to any Director, shall be:

(i)                                   The express desire of Director to sell, assign, pledge, transfer, give or otherwise dispose of or encumber any shares acquired by Director pursuant to this Option or any attempt by Director to transfer any such shares except in strict compliance with the terms and conditions of this Agreement, whether or not for value. Notwithstanding any other provision of this Agreement, a transfer by Director during the lifetime of Director for bona fide estate or tax planning purposes, including but not limited to any transfer by gift to a spouse, child, sibling or parent of Director or a transfer to a trust, and a transfer following the death of the Director pursuant to the terms of the Director’s will or the laws of descent and distribution or intestate succession shall not be an Option Event within the meaning of this Section 6(a), provided such transfer complies with the terms and conditions set forth in Section 6(f) hereof. A transfer described in the preceding sentence shall be referred to as a “Permitted Transfer” and a person who acquires shares in a Permitted Transfer as a “Permitted Transferee.”

(ii)                                Any attempt by or desire of the Director to sell, transfer or dispose of shares acquired pursuant to this Option in any manner whatsoever pursuant to a bona fide offer by a third party to purchase such shares. (Such event shall constitute an Option Event solely with respect to those shares of common stock that the Director attempts to or desires to sell, transfer or dispose of to such bona fide third party.)

(iii)                             The appointment by a court of competent jurisdiction or otherwise of a receiver, trustee or assignee of Director or Director’s property.

(iv)                            The expiration of thirty (30) days immediately following the date upon which a money judgment entered in a court of record against Director becomes final, provided such judgment remains unsatisfied.

(v)                               Voluntary application of Director for relief under any act of Congress or any of the laws of the several states now or hereafter enacted providing for the relief of debtors.

(vi)                            Institution of a levy, garnishment or attachment involving any of the shares acquired by Director pursuant to this Option, unless released or discharged within a period of thirty (30) days.

(vii)                         Any purported transfer of all or any part of the shares acquired by Director pursuant to this Option upon termination of Director’s marital relationship. (Such event shall constitute an Option Event solely with respect to those shares purported to be transferred.)

(viii)                      Termination of Director’s service as a member of the Board of Directors of the Company for “Cause” as defined in Section 3(b) of this Agreement. Notwithstanding any other provision of this Agreement, the termination of Director’s service as a member of the Board of Directors of the Company for any reason other than “Cause,” whether voluntary or involuntary and including but not limited to termination as a result of death or disability, shall not be an Option Event within the meaning of this Section 6.

(ix)                            Director’s engaging in a Forfeiture Activity as defined in Section 5(b) of this Agreement.

(b)                              Within thirty (30) days of the occurrence of any one or more of the Option Events described in Section 6(a), the Director or his or her legal representative, as the case may be, shall notify the Company of the occurrence of the Option Event or Events, the number of shares subject to such Option Event and the address to which the Company shall send any notice in connection with its Call Option.

(c)                               Upon the occurrence of the Option Event described in Section 6(a)(ii), Director (or Director’s legal representative) shall deliver a written notice thereof to the Company, which notice shall specify the Option Event, the bona fide third party purchaser to whom the shares are to be sold, transferred or disposed of, the purchase price or other consideration to be received by Director for such shares, and the terms upon which such purchase price or other consideration is to be paid, if applicable. The Company may then exercise its Call Option with respect to all or any part of such shares by delivering a written election to exercise to Director (or Director’s legal representative) within thirty (30) days after receipt of the written notice from Director; provided, however, that such written election to exercise shall provide for a date of exercise and repurchase of the shares subject to the Company’s Call Option that is no earlier than the day that is six months and one day after the exercise of the Option pursuant to which the shares subject to the Call Option were issued. The purchase price for the shares that the Company elects to purchase pursuant to this Section 6(c) shall be the purchase price (or the fair market value of other consideration) to be paid for such shares by the bona fide third party purchaser. If the Company elects not to exercise its Call Option with respect to all or any portion of the shares, Director (or his or her legal representative) shall have the right to sell, transfer or dispose of such shares on the terms specified in the written notice to the Company, but only if such transaction is consummated within ninety (90) days after the date on which Company received the written notice of the Option Event from the Director.

(d)                              Upon the occurrence of any one or more Option Events, other than the Option Event described in Section 6(a)(ii), the purchase price for the shares that are repurchased by the Company pursuant to the exercise of its Call Option shall be the fair market value thereof. The fair market value of the shares shall be determined by the Company in accordance with the provisions of the Plan. Notwithstanding any other provisions of this Agreement, with respect to any exercise by the Company of its Call Option in connection with an Option Event described in Section 6(a)(viii) hereof, the Company shall be entitled to offset and reduce the total purchase price of the repurchased shares by any amount that Director is required to pay to the Company pursuant to Section 5(a)(ii) of this Agreement.

(e)                               As determined by the Company in its sole and absolute discretion, the Company shall make payment of the purchase price (determined under Section 6(c) or 6(d) hereof) for any shares that it reacquires pursuant to its exercise of the Call Option by delivering to Director or Director’s heirs, successors, assigns or personal representatives, as the case may be: (i) the Company’s check in the amount of the purchase price; (ii) the Company’s promissory note in the amount of the purchase price, which promissory note shall provide for a term not to exceed five (5) years and interest on the unpaid balance thereof at a rate which is not less than the incremental borrowing rate of the Company on a note of similar characteristics, and in no case less than the/minimum rate required to avoid the imputation of income, original issue discount or a below market rate loan pursuant to Sections 483, 1274 and 7872 of the Code or any successor provisions thereto, as determined by the Company; or (iii) a combination of cash and the Company’s promissory note, as described in (ii), the total of which is equal to such purchase price. Upon receipt of such payment from the Company, Director or Director’s heirs, successors, assigns or personal representatives, as the case may be, shall deliver to the Company for cancellation the stock certificate or certificates evidencing the Common Shares being repurchased by the Company pursuant to the exercise of its Call Option, which certificate or certificates shall be duly endorsed for cancellation by the Company. Director or Director’s heirs, successors, assigns or personal representatives shall have no rights as a shareholder after receipt of payment (whether in cash, a promissory note or a combination thereof) from the Company.

(f)                                  A Permitted Transferee who acquires shares in a Permitted Transfer, as set forth in Section 6(a)(i) of this Agreement, shall be bound by the terms, conditions, restrictions and obligations of this Section 6 and Section 7 of this Agreement as if such Permitted Transferee were Director. As a condition precedent of a Permitted Transfer, the Permitted Transferee shall execute a counterpart of this Agreement or such other and further documents or agreements that the Company in consultation with its counsel deems necessary. Any purported Permitted Transfer that is not in compliance with this Section 6(f) shall be null and void.

(g)                               Director shall not voluntarily or involuntarily sell, exchange, transfer, pledge, or otherwise dispose of any of the shares acquired pursuant to the exercise of this Option unless Director shall first offer to sell such shares to the Company pursuant to the Company’s Call Option as described above.

(h)                               The provisions of this Section 6 shall terminate and be of no further force and effect as of the earliest date on which the Company registers a class or series of its common stock under the Securities Exchange Act of 1934, as amended (a “Public Offering”).

7.                                    Restrictions on Transferability of Common Stock. All shares of common stock of the Company issued upon the exercise of this Option shall bear the following legend:

The shares evidenced by this certificate are subject to restrictions on transferability and the repurchase options contained in a Non-Qualified Stock Option Agreement dated [date of agreement] between [employee name] and Transoma Medical, Inc., a Minnesota corporation, a copy of which is available for review at the principal offices of Transoma Medical, Inc ..

8.                                    Miscellaneous.

(a)                               This Option is issued pursuant to the Company’s 2000 Stock Incentive Plan and is subject to the terms of the

Plan. In the event that any terms of this Agreement are contrary to or inconsistent in any respect with the terms of the Plan, the terms of the Plan and any amendments to the Plan shall control. A copy of the Plan and all amendments thereto will be furnished upon request of Director.

(b)                              This Agreement shall not confer on Director any right with respect to continuance of Director’s service as a director of the Company. Director shall have none of the rights of a shareholder with respect to shares subject to this Option until such shares shall have been issued to Director upon proper exercise of this Option.

(c)                               The exercise of all or any parts of this Option shall only be effective at such time that the sale of shares of common stock pursuant to such exercise will not violate any state or federal securities or other laws.

(d)                              In the event that the Committee (as defined in Section 2(f) of the Plan) determines pursuant to Section 4(c) of the Plan that it is appropriate to make an adjustment of the number or type of shares (or other securities or other property) subject to the Plan or of the exercise price of awards granted pursuant to the Plan, the number and type of shares (or other securities or other property) subject to this Option and the exercise price or other terms of this Agreement shall be adjusted as provided in Section 4(c) of the Plan in accordance with the Committee’s determination.

(e)                               The Company shall at all times during the term of the Option reserve and keep available such number of shares of Company common stock as will be sufficient to satisfy the requirements of this Agreement.

(f)                                  Director agrees to disclose neither the contents nor any of the terms and conditions of this Option to anyone, with the exception of Director’s immediate family members, attorneys, financial advisors, accountants and the Internal Revenue Service.

(g)                               All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally, one (1) day after mailing via Federal Express overnight or a similar overnight delivery service, or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to Company:	Transoma Medical, Inc.
4211 Lexington Avenue North, Suite 2244
Arden Hills, MN 55126
Tel.

If to the Director:

Tel.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

TRANSOMA MEDICAL, INC.

By
Its	President and CEO
Director